EXHIBIT 32.1
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Gareth T. Joyce, the Chief Executive Officer of Proterra Inc (the “Company”), hereby certifies that, to the best of his knowledge:
(1)The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and;
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date:	May 10, 2023	By:	/s/ Gareth T. Joyce
		Name	Gareth T. Joyce
		Title	Chief Executive Officer

A signed original of this written statement required by Section 906 of 18 U.S.C. § 1350 has been provided to Proterra Inc and will be retained by Proterra Inc and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.